Adopted August 30, 1995
                                                    As Amended September 21,
                                                    1995 and July 18, 1996 and
                                                    February 6, 1997

                            20/20 LASER CENTERS, INC.

                             1995 STOCK OPTION PLAN
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                            20/20 LASER CENTERS, INC.
                             1995 STOCK OPTION PLAN

1.    Purpose of the Plan.

      The purpose of the 1995 Stock Option Plan (the "Plan") of 20/20 Laser Centers, Inc. (the "Corporation") is to give the Corporation a significant advantage in attracting, retaining and motivating key employees, directors and advisers and to provide the Corporation, and its Subsidiaries and Unincorporated Affiliates with the ability to provide incentives more directly linked to the profitability of the Corporation's businesses and increases in stockholder value.

2.    Definitions.

      A. "Adviser" means any special adviser to the Corporation who is designated as such by the Board for purposes of this Plan.

      B.    "Board" means the Board of Directors of the Corporation.

      C. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      D. "Committee" means the committee provided for in Section 4 to administer the Plan.

      E. "Common Stock" means the common shares, $0.01 par value per share, of the Corporation.

      F. "Corporation" means 20/20 Laser Centers, Inc., a Maryland corporation.

      G.    "Date of Grant" means the date on which an Option granted.

      H.    "Director" means a member of the Corporation's Board of Directors.

      I. "Fair Market Value" shall mean, with respect to a share of Common Stock, the current price per share of Common Stock as determined by the Board of Directors in good faith on a fully diluted basis. With respect to the determination of the price per share of Common Stock, if the Common Stock is currently being offered for sale to investors, the Board shall take into account the current per share price offered to investors, as adjusted


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            for any premiums paid or discounts received by an investor attributable to the investor's acquisition of a block of Common Stock or other securities of the Corporation or any other consideration to be paid or received by the Corporation in connection with such stock offering. "Fully diluted" as used herein shall mean the total number of shares of Common Stock outstanding and shall treat all shares subject to outstanding warrant or option agreements and all shares of restricted stock as outstanding and all securities convertible into Common Stock as if fully converted. Notwithstanding the above provision, if the Common Stock is traded on a national market or on an established stock exchange as of the date of determination, the Fair Market Value shall be the closing price of the Common Stock on such market or exchange, as applicable.

      J. "Incentive Stock Option" means an Option qualifying for special tax treatment under Section 422 of the Code.

      K. "Key Employee" means any employee, including employees who are also officers or directors, but not including directors who are not also employees, of the Corporation, a Parent Corporation, Subsidiary Corporation or Unincorporated Affiliate who have substantial responsibility in the direction and management of the Corporation, a Parent Corporation, Subsidiary Corporation or Unincorporated Affiliate as determined by the Committee.

      L. "Non-employee Director" means a Director who is neither an officer nor an employee of the Corporation, Parent Corporation or any Subsidiary Corporation.

      M. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

      N. "Option" means an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.

      O. "Parent Corporation" has the same meaning used in Section 424(e) of the Code.

      P. "Plan" means the 20/20 Laser Centers, Inc. 1995 Stock Option Plan as set forth herein, which may be amended from time to time.

      Q. "Subsidiary" or "Subsidiary Corporation" has the same meaning used in Section 424(f) of the Code.

      R. "Unincorporated Affiliate" means any entity that would qualify as a Subsidiary Corporation but for the fact that the entity is not incorporated.


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      S.    In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

3.    Shares of Common Stock Subject to the Plan.

      A. Subject to the provisions of Section 9 of the Plan, the aggregate number of authorized but unissued shares of Common Stock that may be issued pursuant to Options granted under the Plan will not exceed one million (1,000,000) shares. Shares that by reason of expiration or cancellation of an Option or that are otherwise no longer subject to purchase pursuant to an Option granted under the Plan may again be available for issuance pursuant to Options under the Plan.

      B. Upon the exercise of an Option, the Corporation may issue new shares or reissue shares of Common Stock previously repurchased by or on behalf of the Corporation.

4.    Administration of the Plan.

      The Plan will be administered by the Committee. The Board shall be the Committee unless the Board appoints a committee of three (3) or more Directors to serve as such. Grants of Nonqualified Stock Options and Incentive Stock Options to Key Employees will be made in the discretion of the Committee. All questions of interpretation of the Plan or of any Options granted under it will be determined by the Committee and such determination will be final and binding upon all persons having an interest in the Plan.

      Any or all powers and discretion vested in the Board under this Plan may be exercised by the Committee or any other subcommittee so authorized by the Board.

      Among other things, the Committee shall have the authority, subject to the terms of the Plan:

      A. to select the eligible Key Employees to whom awards may from time to time be granted;

      B. to determine whether and to what extent Incentive Stock Options and Nonqualified Stock Options or any combination thereof are to be granted hereunder;

      C. to determine the number of shares of Common Stock to be covered by each award granted hereunder;

      D. to determine the terms and conditions of any award granted hereunder (including, but not limited to, subject to Section 6, the option price, any


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            vesting restrictions or limitations and any vesting acceleration or forfeiture waiver regarding any award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine); and

      E. to modify, amend or adjust the terms and conditions of any Option, at any time or from time to time, including, but not limited to, with respect to performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreement relating thereto), and to otherwise supervise the administration of the Plan.

      The Committee and the Board may act with respect to the Plan only by a majority of the respective members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Corporation to execute and deliver documents with respect to the Plan on behalf of the Committee or the Board, respectively.

      Any determination made by the Committee, the Board or pursuant to delegated authority under the Plan with respect to any award shall be made in the sole discretion of that body at the time of the grant of the award or, unless in contravention of any express term of the Plan, at any time thereafter.

      All decisions made by the Committee or the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and Plan participants.

5.    Eligibility.

      Advisers, Directors and Key Employees of the Corporation, the Parent Company, a Subsidiary Corporation or an Unincorporated Affiliate will be eligible to participate in the Plan. Advisers and Non-employee Directors of the Corporation, a Parent Corporation and any Subsidiary Corporations and Key Employees of Unincorporated Affiliates will be eligible to receive only Nonqualified Stock Options under the Plan. Notwithstanding the foregoing, in no event will any options be granted under this Plan to Gary Jonas, Norman Understein, Charles Citrin, Stephen Goldstein, or any affiliates of any of the foregoing.


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

6.    Terms and Conditions of Options.

      Options granted under the Plan may be of two types: Incentive Stock Options and Nonqualified Stock Options.

      Each Option granted under this Plan will be evidenced by an Option agreement between the Corporation and the recipient which sets forth the exercise price of the Option, the vesting schedule (if any) of the Option, the expiration date of the Option, and any other terms or conditions approved by the Committee subject to the following terms and conditions:

7.    Types of Options.

            (1) Nonqualified Stock Option. A Nonqualified Stock Option may be granted to an Adviser, a Non-employee Director and a Key Employee in the discretion of the Committee. The option exercise price per share for the shares subject to a Nonqualified Stock Option shall be determined by the Committee. The option price of a Nonqualified Stock Option may be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant but may not be less than the par value of the Common Stock.

            (2) Incentive Stock Option. An Incentive Stock Option intended to qualify for special tax treatment under Section 422 of the Code may be granted to a Key Employee of the Corporation, a Parent Corporation or a Subsidiary Corporation in the discretion of the Committee. A Key Employee of an Unincorporated Affiliate is not eligible to receive an Incentive Stock Option.

                  a)    No Incentive Stock Option may be granted more than ten
                        (10) years after the earlier of the date the Plan was adopted or the date the Plan was approved by the shareholders pursuant to Section 14 of the Plan.

                  b) The option exercise price per share for the shares covered by a Incentive Stock Option granted to an individual who on the Date of Grant owns (or who is deemed to own under Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant. The option exercise price per share for the shares covered by a Incentive Stock Option granted to an individual who on the Date of Grant owns ten percent (10%) or less of the total


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                        combined voting power of all classes of stock of the
                        Corporation will not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

                  c) To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to any person are exercisable for the first time during any calendar year (under all stock option plans of the Corporation, its parent and subsidiaries) exceeds $100,000, the Options are not Incentive Stock Options. For purposes of this paragraph, the Fair Market Value of the Common Stock will be determined as of the time the Option with respect to the Common Stock is granted. This paragraph will be applied by taking Options into account in the order in which they are granted.

                  d) Each Incentive Stock Option granted under the Plan may be exercised only in accordance with the schedule set forth in the option agreement.

      B. Term of Options. Notwithstanding any other provisions of the Plan or any Option agreement, no Option will be exercisable after the expiration of ten (10) years from the Date of Grant. Furthermore, no Incentive Stock Option granted to an individual who on the Date of Grant owns (or who is deemed to own under Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or of a Parent Corporation or a Subsidiary Corporation) will be exercisable after the expiration of five (5) years from the Date of Grant.

      C. Vesting of Options. An Option will be exercisable only to the extent that it is vested on the date of exercise. Vesting of an Option will cease on the date that an optionee is no longer an employee of, or no longer provides services to, the Corporation, a Parent Corporation, Subsidiary Corporation or an Unincorporated Affiliate. An Option will be exercisable only to the extent it is vested on the date of the optionee's termination. The Committee retains the right to accelerate the vesting of any Option in its sole discretion.

      D. Termination of Employment. If an optionee terminates employment or service for any reason other than death or full disability for six months, the optionee shall be entitled to exercise the Option to the extent vested as of the optionee's termination date until the date that is thirty (30) calendar days after the optionee's termination of employment. If an optionee terminates employment or service because of death or full disability for six months, the optionee's heirs, legatees or legal representative may


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

            exercise any portion of the Option to the extent vested as of the date of the optionee's death within one (1) year of the date of the Optionee's death. Any outstanding vested but unexercised Option shall terminate on the date after the end of the thirty-day or one-year period, as appropriate, following the optionee's termination of employment. Furthermore, no Option will be exercisable after the expiration date stated in the stock option agreement executed by the Corporation and the Optionee. Each Option will be subject to termination before its date of expiration as hereinafter provided. The Committee retains the right to extend the expiration date of any Option following a termination of employment.

      E. Exercise. Options may be exercised only by written notice to the Corporation at its head office accompanied by payment of the full consideration for the shares as to which they are exercised. Payment of the exercise price may be in cash or, in the sole discretion of the Committee, (1) by exchange of Common Stock of the Corporation, or (2) partly in cash and partly by exchange of such Common Stock. The value of exchanged Common Stock will be the Fair Market Value on the date of exercise.

      F. Nontransferability. No Option granted under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrance, pledge, or charge of any nature, except by will or the laws of descent and distribution. During the lifetime of an optionee, an Option will be exercisable only by the optionee or by the optionee's legal representative. The executor or administrator of the estate of the optionee may transfer any rights with respect to such Option to the person or persons or entity (including a trust) entitled thereto under the will of the optionee or under the laws of intestacy.

8.    Stock Legend.

      The Corporation may require that certificates evidencing shares of Common Stock purchased upon the exercise of Incentive Stock Options issued under the Plan be endorsed with a legend in substantially the following form:

            The shares evidenced by this certificate may not be sold or transferred prior to ______, 19__, in the absence of a written statement from 20/20 Laser Centers, Inc. (the "Corporation") to the effect that the Corporation is aware of the fact of such sale or transfer.

      The blank contained in such legend shall be filled in with the date that is the later of: (A) one year and one day after the date of exercise of such Incentive Stock Option or (B) two years and one day after the date of grant of such Incentive Stock Option. Upon delivery to the Corporation, at its principal executive office, of a written


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statement to the effect that such shares have been sold or transferred prior to such date, the Corporation does hereby agree to deliver promptly to the transfer agent for such shares, if a transfer agent is required for the transaction, a written statement to the effect that the Corporation is aware of the fact of such sale or transfer. The Corporation may also require the inclusion of any additional legend which may be necessary or appropriate.

9.    Termination and Amendment of the Plan and Options.

      The Board may terminate the Plan at any time except with respect to any outstanding Options. The Board may amend the Plan in any manner with respect to future grants of Options and may amend outstanding Options in any manner consistent with the Plan subject to the following limitations. No amendment will be effective if the amendment changes the manner of determining the exercise price of Incentive Stock Options, makes individuals who are not employees of the Corporation or of any Parent or Subsidiary Corporation eligible to be granted Incentive Stock Options, changes the nontransferability of the Options, alters or impairs any rights or obligations of any outstanding Option without the written consent of the optionee, or either increases the number of shares eligible for issuance under the Plan or adds a class of employees eligible to be granted Incentive Stock Options unless such additional shares or new class is approved by the shareholders of the Corporation.

10.   Change in Capital Structure.

      A. The existence of outstanding Options shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      B. If the Corporation shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefore in money, services or property, then (1) the number, class, and per share price of shares of Common Stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had the optionee exercised his or her Option in full


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            immediately prior to the event requiring the adjustment; and (2) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

      C. After a merger of one or more corporations into the Corporation or after a consolidation of the Corporation and one or more corporations in which the Corporation shall be the surviving corporation, each optionee shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number and class of shares as to which such Option shall then be so exercisable, the number and class of shares of stock or other securities to which such optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such optionee had been the holder of record of the number and class of shares of Common Stock equal to the number and class of shares as to which such Option shall be so exercised.

      D. If the Corporation is merged into or consolidated with another corporation under circumstances where the Corporation is not the surviving corporation, or if the Corporation is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be vested as of the effective date of any such merger, consolidation, liquidation, or sale (the "corporate event").

      E. Except as previously expressly provided, neither the issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, nor the increase or decrease of the number of authorized shares of stock, nor the addition or deletion of classes of stock, shall affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.


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      F.    Adjustment under the preceding provisions of this section will be made by the Board, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustment. No adjustment will be made in a manner that causes an Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option under the Code.

11.   Taxes.

      A. Tax Withholding. When any portion of a Nonqualified Stock Option is exercised, the optionee shall elect either to pay cash or to have the Corporation withhold from the Common Stock issued upon such exercise the number of shares sufficient to satisfy the Corporation's obligations, if any, to withhold taxes under Federal, state, or local law as a result of such exercise. The Fair Market Value of the Common Stock withheld must, as of the date the Nonqualified Stock Option is exercised, at least equal the aggregate unsatisfied withholding obligations for the portion of the Option that is exercised.

      B. Tax Qualification. Incentive Stock Options granted under the Plan are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, and the terms of the Plan and Options granted hereunder shall be so construed. Notwithstanding the foregoing, nothing in the Plan shall be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that any Options are, or will be, determined to qualify as incentive stock options within the meaning of the Code.

12.   General Provisions.

      A. The Corporation shall not be required to sell or issue any shares under any Option if the issuance of such shares shall constitute a violation by the optionee or the Corporation of any provision of any law, statute, or regulation of any stock exchange upon which the Common Stock may be listed or any governmental authority whether it be Federal or State. Unless a registration statement is in effect under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock covered by an Option, the Corporation shall not be required to issue shares upon exercise of any Option (1) unless the Committee has received evidence satisfactory to it to the effect that the optionee is acquiring such shares for investment and not with a view to the distribution thereof or (2) unless an opinion of counsel to the Corporation has been received by the Corporation, in a form and substance which is deemed acceptable by the Committee, to the effect


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

            that a registration statement is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an Option are not registered under the Securities Act, the Corporation may imprint the following legend or any other legend which counsel for the Corporation considers necessary or advisable to comply with the Securities Act:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except pursuant to an effective registration statement or upon receipt by the Corporation of any opinion of counsel, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer."

            The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. In the event any shares are so registered, the Corporation may remove any legend on certificates representing such shares. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

      B. No optionee and no beneficiary or other person claiming under or through an optionee will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Option except as to such shares of Common Stock, if any, that have been issued or transferred to such optionee or beneficiary.

      C. The Plan and all determinations made and actions taken pursuant thereto will be governed by the laws of the State of Maryland and construed in accordance therewith.

      D. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who become employees of the Corporation or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Corporation or the Subsidiary Corporation or the acquisition by the Corporation or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Corporation or a Subsidiary Corporation of at least 50% of the issued and outstanding stock of the employing corporation as the result of which it becomes a Subsidiary Corporation of the Corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or


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

            in part, to the provisions of the stock options for which they are granted in substitution, but no such variation shall be such as to affect the status of any such substitute option as an "incentive stock option" under Section 422 of the Code.

      E. At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Common Stock received as a result of such grant shall be subject to (1) a right of first refusal pursuant to which the optionee shall be required to offer to the Corporation any shares that the optionee wishes to sell at the then Fair Market Value of the Common Stock and/or (2) a right of repurchase pursuant to which the Corporation shall have the right to repurchase at the then Fair Market Value any shares of Common Stock that the optionee acquired through the exercise of such Options upon the optionee's termination of employment with the Corporation, any Parent Corporation, Subsidiary Corporation or Unincorporated Affiliate, subject to such other terms and conditions as the Committee may specify at the time of grant. If such a right of first refusal or right of repurchase is included in the optionee's Stock Option Agreement, the execution by the optionee of an agreement that grants such rights to the Corporation shall be a condition of the exercise of the Option.

      F. All headings in this Plan are for convenience of reference only and are to be ignored in construing the Plan. Any masculine pronoun shall include the feminine and the singular shall include the plural, and vice versa.

13.   Indemnification of Board and Compensation Committees

      The members of the Board of Directors and the Committee will be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or Option agreements, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the member is liable for negligence or misconduct in the performance of the member's duties; provided that within sixty
(60) days after institution of any such action, suit or proceeding a member will in writing offer the Corporation the opportunity, at its own expense, to defend the same. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors and the Committee and shall be in addition to any and all other rights of indemnification to which such members may be entitled to as a matter of law, contract, or otherwise.


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14.   Limitation of Rights

      Neither the adoption and maintenance of the Plan nor the grant of Options will:

      A. limit the right of the Corporation, Parent Corporation, Subsidiary Corporation or Unincorporated Affiliate to discharge or discipline any employee, or otherwise terminate or modify the terms of any employment agreement, or

      B. confer upon any optionee any contract or other right or interest other than as specifically provided in the Plan and the Option agreement.

15.   Effective Date of the Plan, Duration of the Plan.

      A. On August 31, 1995, the Board adopted this Plan subject to approval by the shareholders of the Corporation. On September 21, 1995, the Board adopted certain amendments to this Plan subject to approval by the shareholders of the Corporation. On April 26, 1996, the shareholders of the Corporation approved the Plan (as amended by the Board on September 21, 1995) and all Options previously granted under the Plan. The Board adopted an additional amendment to this Plan on July 18, 1996 which did not require shareholder approval. The Plan shall be effective as of August 31, 1995.

      B. Unless previously terminated, the Plan will terminate on August 31, 2005, except that Options that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised.


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